EXHIBIT 99.1
 Press Release Dated March 31, 2004




  PARK CITY GROUP ANNOUNCES INCREASE IN REVENUE AND CONTINUED PROFITABILITY IN
                       PRELIMINARY THIRD QUARTER RESULTS

Mrs. Fields Cookies Co-Founder Randall K. Fields Optimistic About Meeting and Exceeding Quarterly Plan

PARK CITY, UTAH - March 31, 2004 - Park City Group, Inc. (OTCBB: PKCY) announced today that based on the preliminary quarterly results for the third quarter ending March 31,2004, it anticipates significant growth in revenues, operating and net income as compared to the same period in the previous year. The revenue growth together with the continued focus on cost controls means that the Company will meet and likely exceed its quarterly financial plan for Q3 of FY2004.

Park City Group expects to report third quarter revenues in the range of $1.4 million to $1.6 million and that it will finish the third quarter of FY2004 with its second consecutive profitable quarter.

"We believe that our success is measured by the success of our customers and this quarter's revenues are composed of additional licenses from several existing customers. These add-on sales are a good indication that our commitment to our customers' success reaps positive results," states Randy Fields, CEO of Park City Group. "Preliminarily, our third quarter results will also show that the Company has made significant progress in improving its balance sheet, but we will defer discussion of this achievement to a later time. We are proud of the fact that our team has produced our second consecutive profitable quarter"

In reviewing the anticipated profitability growth, Fields noted, "we are pleased that our anticipated profitability of both operating and net income is a continuation of our planned financial growth. Our list of potential customers continues to grow with named prospects and is due in part to all our efforts in improving Company visibility for our shareholders and in our business marketplace by participating in tradeshows, press coverage of customers and articles we have written for trade publications."

About Park City Group:

Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest, controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria's Secret, The Limited, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. Feel free to contact us

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  Page 2- PARK CITY GROUP ANNOUNCES SIGNIFICANT INCREASE IN BOTH REVENUES AND
               PROFITABLITY IN PRELIMINARY THIRD QUARTER RESULTS


(Media Contact Randy Fields) at 800.772.4556 or info@parkcitygroup.com. To find out more about Park City Group (OTCBB: PKCY), visit our website at www.parkcitygroup.com.

Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in economic conditions that may change demand for the Company's products and services and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Park City Group uses paid services of investor relations organizations to promote the Company to the investment community. Investments in any company should be considered speculative and prior to acquisition, should be thoroughly researched. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

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